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                                                                    EXHIBIT 23.5


                      Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Metal Management, Inc. on Form S-3 of our report on Aerospace Metals, Inc. and Subsidiaries financial statements dated August 12, 1997, appearing in the Company's current report on Form 8-K dated January 20, 1998. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


                                                        Coopers & Lybrand LLP
Hartford, Connecticut


February 6, 1998